Exhibit 23
Nucor Corporation
2002 Form 10-K

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-4 Number 333-101852 and Form S-8 (Numbers 2-84117 (including 2-50058), 2-51735, 33-27120 (including 2-55941 and 2-69914), 33-56649 and 333-85375) of Nucor Corporation of our report dated February 6, 2003 relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP
March 21, 2003